UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported November 1, 2010

GLOBAL WATER ASSET CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51075	20-0919460
(Commission File Number)	(IRS Employer Identification No.)

1170, Place du Frere-Andre, 2 e etage Montreal, Quebec, H3B 3C6 Canada
(Address of Principal Executive Offices)

514-518-0614

(Registrant’s Telephone Number, Including Area Code)

P.O. Box 3011, Point Claire, Quebec, Canada H9R 4P3

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change of Fiscal Year

Initially, the Registrant’s fiscal year end was December 31st.  In October 2006, the Registrant acquired Water Bank of America, Inc. (“Water Bank”) in a reverse merger transaction.  As a result of the reverse merger, Water Bank was deemed to be the surviving company for financial statement purposes.  The fiscal year end of Water Bank was September 30th.  In February 2007, the Registrant filed a Form 8-K announcing that its Board of Directors had changed the fiscal year end of the Registrant to December 31st.  However, the Registrant’s Board of Directors subsequently determined that the Registrant’s fiscal year end would not be changed to December 31st, but would remain as September 30th.  The Registrant is currently working on its audited financial statements for fiscal year ends September 30, 2007 and September 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 2, 2010	GLOBAL WATER ASSET CORPORATION

By: /s/Michel Pelletier
Chief Executive Officer and Director

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